CONFORMED COPY
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

     Check if an Application to Determine Eligibility of a trustee Pursuant to Section 305(b) ____

                         BANK OF MONTREAL TRUST COMPANY
              (Exact name of trustee as specified in its charter)

                New York                                 13-4941093
(Jurisdiction of incorporation or organization        (I.R.S. employer
        if not a U.S. national bank)                   identification no.)


               77 Water Street
            New York, New York                             10005
       (Address of principal executive offices)         (Zip code)



                               Mark F. McLaughlin
                         Bank of Montreal Trust Company
                      77 Water Street, New York, NY 10005
                                 (212) 701-7602
           (Name, address and telephone number of agent for service)
                      ------------------------------------

                       INFINITY BROADCASTING CORPORATION
              (Exact name of obligor as specified in its charter)

          Delaware                                          13-2766282
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                            identification number)


          600 Madison Avenue
          New York, New York                                       10022
        (Address of principal executive offices)                 (Zip code)
                     --------------------------------------

         Debt Securities which may be either Senior Debt Securities or
                          Subordinated Debt Securities
                      (Title of the indenture securities)

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                                     - 2 -


Item 1.        General Information.

               Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.


                        Federal Reserve Bank of New York
                        33 Liberty Street, New York N.Y. 10045

                        State of New York Banking Department
                        2 Rector Street, New York, N.Y. 10006

        (b)    Whether it is authorized to exercise corporate trust powers.

                  The Trustee is authorized to exercise corporate trust powers.

Item 2.        Affiliations with the Obligor.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee.

Item 4.        Trusteeships under Other Indentures.

               If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

        (a) Title of the securities outstanding under each such other indenture.

               $200,000,000 principal amount Infinity Broadcasting Corporation 10-3/8% Senior Subordinated Notes due March 15, 2002 issued pursuant to an Indenture dated as of March 24, 1992 between Infinity Broadcasting Corporation and Bank of Montreal Trust Company, as Trustee.

        (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

               No conflicting interest exists within the meaning of Section 310(b) (1) of the Act because the indenture securities described in item 4(a) are not in default (as such term is defined in such indenture, but exclusive of any period of grace or requirement of notice).


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                                     - 3 -


Item 16.       List of Exhibits.

        List below all exhibits filed as part of this statement of eligibility.

        1. Copy of Organization Certificate of Bank of Montreal Trust Company to transact business and exercise corporate trust powers; incorporated herein by reference as Exhibit "A" filed with Form T-1 Statement, Registration No. 33-46118.

        2. Copy of the existing By-Laws of Bank of Montreal Trust Company; incorporated herein by reference as Exhibit "B" filed with Form T-1 Statement, Registration No. 33-80928.

        3. The consent of the Trustee required by Section 321(b) of the Act; incorporated herein by reference as Exhibit "C" with Form T-1 Statement, Registration No.
               33-46118.

        4. A copy of the latest report of condition of Bank of Montreal Trust Company published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit "D".

                                   SIGNATURE

               Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Bank of Montreal Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 16th day of August, 1995.

                                         BANK OF MONTREAL TRUST COMPANY

                                  By           /s/ Amy S. Roberts
                                        -------------------------------
                                                 Amy S. Roberts
                                            Assistant Vice President



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                                                                     EXHBIT "D"


                             STATEMENT OF CONDITION

                         BANK OF MONTREAL TRUST COMPANY
                                    NEW YORK
                       _________________________________

ASSETS

Due From Banks                                                       $ 3,184,115
                                                                      ----------
Investment Securities:
       State & Municipal                                              15,496,480
       Other                                                                 100
                                                                      ----------
             Total Securities                                         15,496,580
                                                                      ----------

Loans and Advances
       Federal Funds Sold                                              6,100,150
       Overdrafts                                                         13,630
                                                                      ----------
             Total Loans and Advances                                  6,113,780
                                                                      ----------

Investment in Harris Trust, NY                                         6,437,354
Premises and Equipment                                                   603,140
Other Assets                                                           2,201,152
                                                                      ----------

             TOTAL ASSETS                                            $37,220,236
                                                                      ==========
LIABILITIES

Trust Deposits                                                       $10,321,656
Other Liabilities                                                      3.694,691
                                                                      ----------

             TOTAL LIABILITIES                                        14,016,347
                                                                      ----------

CAPITAL ACCOUNTS

Capital Stock, Authorized, Issued and
       Fully Paid - 10,000 Shares of $100 Each                         1,000,000
Surplus                                                                4,222,188
Retained Earnings                                                     14,797,583
                                                                      ----------

             TOTAL CAPITAL ACCOUNTS                                   15,190,443
                                                                      ----------

             TOTAL LIABILITIES
             AND CAPITAL ACCOUNTS                                    $38,131,479
                                                                      ==========



                 I, Mark F. McLaughlin, Vice President, of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                               Mark F. McLaughlin
                                 June 30, 1995

                 We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declared that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                 John M. Denson
                                Kevin O. Healey
                              Steven R. Rothbloom